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                                                                    Exhibit 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our reports dated February 6, 2002, except as to the subsequent event for which the date is as of March 7, 2002, relating to the financial statements and financial statement schedule, which appear in Prentiss Properties Trust's Annual Report on Form 10-K for the year ended December 31, 2001.

/s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP

Dallas, Texas
July 24, 2002